UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2019

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2019, Mid Penn Bancorp, Inc. (“Mid Penn”), the holding company for Mid Penn Bank, announced that Kimberly J. Brumbaugh has been appointed to serve as a Class B Director of Mid Penn, with a term expiring in 2021.  In connection with this appointment, which is anticipated to be effective February 27, 2019, Ms. Brumbaugh has also been appointed as a Director of Mid Penn Bank.  As of the date of this filing, committee assignments have not yet been made.

Ms. Brumbaugh is the Founder and Chief Executive Officer of Brumbaugh Wealth Management, LLC, an Exton, Pennsylvania-based firm providing comprehensive financial planning and investment management services to clients in twenty-four states. Having over twenty years of experience in financial planning, Ms. Brumbaugh holds her Series 7, 63 and 65 licenses and is a licensed insurance agent in the lines of health and life insurance.

A copy of the press release announcing Ms. Brumbaugh’s appointment is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Mid Penn Bancorp, Inc. on January 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid Penn Bancorp, Inc.

Date: January 25, 2019/s/ Rory G. Ritrievi

Rory G. Ritrievi

President and Chief Executive Officer